Exhibit 99.2
Retail Ventures, Inc.

Forward-Looking Statement Disclosure Retail Ventures, Inc. Note about Forward-Looking Statement Disclosure Statements in this presentation that are not historical facts are forward- looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such statements. This presentation contains time-sensitive information that reflects management's best analysis only as of the date of this presentation. RVI does not undertake an obligation, other than that imposed by law, to publicly update or revise any forward-looking statements to reflect new information, events or circumstances that arise after the date of this presentation. Information concerning issues that could materially affect financial performance related to forward- looking statements can be found in RVI's Form S-3 filed May 17, 2006, DSW's Form S-1 filed May 17, 2006 and in the RVI and DSW Forms 10- K as of January 28, 2006 and subsequent periodic filings with the Securities and Exchange Commission.

Retail Ventures, Inc. Portfolio 113 Value Department Stores 100% Ownership 204 Specialty Branded Footwear Stores 241 Leased Shoe Departments Approx. 63% Ownership 26 Top-Tier Fashion Off-Price Stores 100% Ownership As of July 30, 2005

RVI Investment Summary DSW provides solid foundation Value City provides potential from turnaround strategy Filene's Basement is a growth company

Value City Department Stores

Value City Overview 113 Stores in 15 States

Value City Overview New People New Vision Improved Performance

Value City Overview: New People New Division President Jerry Politzer New Merchandising Staff Beth Feher, Mary Ellen Bernard, Paul Davies New SVP of Store Operations Richard Walker New SVP of Marketing Susan Weiner

Value City Overview: New Vision From Deal-Driven to a Balance of Deals plus Continuity From 90-10 mix to 50-50 mix Better Assortment at Beginning of Season More Complete Assortment in Everyday Fashions Addition of Private Label Fashion-Focus Emphasis on being Trend-Right Elimination of Commodity Hardlines Merchandise Displays which Highlight Fashion Benefits To Customer: Best of Both Worlds-Everyday Fashion Values and Special Deals To RVI: More Profitable Approach

Improvements to the Stores

Long Piperacks Before...

Difficult to see signing Before...

Clutter Before...

Better Signing Improved, Focused Displays Easier to Read Dept. Signing Racks that Display Outfits Use of Display Tables Today's Improvements

New, More Fashionable look to Men's Apparel New 4- way fixtures New Display Walls New Display Tables

New, More Fashionable look to Ladies' Apparel New 4 Way Fixtures New Display Walls New Display Tables

Expanded Electronics and Home Decor

Jerry Politzer Becomes President of Value City Most of New Team in Place FY'04 FY'05 Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Changes Begin for Back to School Value City Overview: The Sales Slide Has Been Halted 52 Week Rolling Sales Total

Value City Overview: Positive Comp Sales Are Returning 52 Week Rolling Sales Total Significant part of new display in; New Ladies Mix in. FY'05 FY'06 Easter shift New Marketing Program Phases in. Significant part of New Men's Mix in. New Shoe Strategy Drop Commodity Hardgoods Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr

Categories where strategy in place showing improvement Value City Comp Sales By Category Ladies' Apparel

Categories where strategy in place showing improvement Value City Comp Sales By Category Ladies' Accessories

Categories where strategy in place showing improvement Value City Comp Sales By Category Men's Apparel

Categories where strategy in place showing improvement Value City Comp Sales By Category Shoes

Categories Yet to Be Converted to New Strategy FY'05 FY'06 Increases from new merch. strategy for Home Furnishings, Children's and Initmate Increases from anniversarying the elimination of commodity goods. Improvements Expected to Continue as Remainder of the Strategy is Implemented 52 Week Rolling Sales Chart

Filene's Basement

Filene's Basement Overview Strategy is Solid Infrastructure in Place Ramping Up Growth Growth will Leverage Infrastructure

Filene's Basement Overview: Strategy is Solid Merchandising Focus Best selection of stylish, high-end designer and famous brand name merchandise at surprisingly affordable prices. Customer Focus Customers with discriminating fashion taste who appreciate an excellent value. Targeting both Men and Women. Marketing Focus Everyday low prices Event-based promotions, which emphasize the Filene's Basement brand, rather than extensive item promotions. Unique Position in the Marketplace

Event-Based Advertising

Filene's Basement Overview: Infrastructure in Place Merchandising Infrastructure New division headquarters and merchandising organization capable of handling significant growth. Supply Chain Infrastructure Reconfigured distribution center in FY05; capable of handling significant growth.

Filene's Basement Overview: Ramping Up Growth 0 1 5 1 5 FY02 FY03 FY04 FY05 FY06 # of New Stores Segment Sales ($ MIL) 284 294 344 389 200 220 240 260 280 300 320 340 360 380 400 FY02 FY03 FY04 FY05

Filene's Basement Overview: Ramping Up Growth Numerous growth opportunities in current geographic region

DSW

A Compelling Investment: Approx. 63% Owned by RVI Leading retailer of in-season, branded adult footwear Differentiated retail experience Significant growth potential for new stores Demonstrated ability to deliver profitable growth Proven talent focused on executing the growth strategy

Open, Easy to Shop Environment

Large national footprint with significant growth opportunities 204 DSW stores in 33 states 241 leased departments Plan to add 30 stores per year Fleet average is 25,000 square feet each New stores to average 20,000 square feet each Opened 31 in 2004, 29 in 2005, averaged >23 since 1999 Estimated potential in excess of 400 stores DSW Store Locations (1) [TBU] (1) As of January 28, 2006. Leased Departments DSW Growth 3 1 1 6 8 1 8 17 10 1 5 14 6 3 19 10 6 1 3 11 5 4 1 11 1 4 1 15 7 4 3 9 5 3 1 1 6 8 1 8 17 10 1 5 14 6 3 19 10 6 1 3 11 5 4 1 11 1 1 15 7 4 3 9 5 4

Deals Sixth 2001 523.5 2002 644.3 0.028 2003 791.3 0.035 2004 961.089 0.06 2005 1144.1 Historical Net Sales Historical Operating Profit Operating Margin % ($ in millions) ($ in millions) DSW Is a Proven, Growing Performer No debt and $125 M in cash 4 year CAGR 22% (1) Results for fiscal 2005 exclude data theft reserve charge of $6.5 million pre-tax. Operating Profit Margin 2001 4.7 0.009 2002 17.8 0.027 2003 28 0.035 PF 2004 56.1 0.058 2005 77 0.067 4 year CAGR 97%

RVI Investment Summary DSW provides solid foundation Value City provides potential from turnaround strategy Filene's Basement is a growth company